UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2023

VAHANNA TECH EDGE ACQUISITION I CORP.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-41094	98-1600102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1230 Avenue of the Americas, 16th Floor
New York, New York 10020
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (347) 745-6448

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	VHNAU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	VHNA	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	VHNAW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 24, 2023, an aggregate of $660,330 (the “Extension Payment”) was deposited by Vahanna LLC, a Delaware limited liability company (“Sponsor”), into the trust account of Vahanna Tech Edge Acquisition I Corp. (“Vahanna” or “Company”) for Vahanna’s public shareholders, representing $0.033 per public share, which enables Vahanna to extend the period of time it has to consummate its initial business combination by one month to August 26, 2023 (the “Extension”). The Extension is the third of up to three one-month extensions permitted under Vahanna’s governing documents and provides Vahanna with additional time to complete its proposed business combination with Roadzen, Inc. (the “Business Combination”) pursuant to the business combination agreement, dated February 10, 2023 (the “Business Combination Agreement”), by and among (i) Vahanna, (ii) Roadzen, Inc., a Delaware Corporation (“Roadzen”), and (iii) Vahanna Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of Vahanna.

On July 24, 2023, the Company and the Sponsor amended the Note (as defined below) in order to increase the aggregate principal amount available to be advanced and readvanced from $1,500,000 to $4,000,000.

The Sponsor loaned the Extension Payment to Vahanna in order to support the Extension and caused the Extension Payment to be deposited in Vahanna’s trust account for its public shareholders. This Extension Payment was evidenced by the unsecured promissory note previously issued by Vahanna to the Sponsor on May 24, 2023 (as amended, the “Note”). The principal amount of the Note was updated to $2,179,089 to reflect the Extension Payment. The Note bears interest at a rate of twenty percent (20.0%) per annum with an original issue discount of ten percent (10.0%) and will be due and payable (subject to the waiver against trust provisions) on the earlier of (i) the date on which the Business Combination is consummated and (ii) the date of the liquidation of the Company.

The following events constitute events of default under the Note:

1.	Failure to make the required payments under the Note when due;

2.	The voluntary liquidation of Vahanna; and

3.	The involuntary bankruptcy of Vahanna.

The Note was issued pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by the terms and conditions of the Note, the form of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 8.01.	Other Events.

On July 25, 2023, Vahanna issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that the Extension Payment had been made and that the Sponsor loaned the Company the Extension Payment under the Note in connection with the Extension.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

10.1	Promissory Note, dated as of May 24, 2023 (as amended).

99.1	Press Release, dated as of July 25, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAHANNA TECH EDGE ACQUISITION I CORP

	By:	/s/ Karan Puri
	Name:	Karan Puri
	Title:	Chief Executive Officer

Dated: July 25, 2023